UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: February 17, 2000

                         NEXHORIZON COMMUNICATIONS, INC.
                (Name of the Registrant Specified in its Charter)

                        Commission file number: 000-33327


               Delaware                               13-4151225
---------------------------------------- --------------------------------------
    (State or other jurisdiction of      (IRS Employer Identification Number)

                   9737 Wadsworth Pkwy., Westminster, CO 80021
                   -------------------------------------------
                     (Address of principal executive office)

                                 (303) 404-9700
                                 --------------
                           (Issuer's telephone number)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.03 Bankruptcy or Receivership.

On February 17, 2008, NexHorizon of Colorado, Inc., a subsidiary of NexHorizon Communications, Inc. (the Company) filed a voluntary petition for relief in the United States Bankruptcy Court, District of Colorado under Chapter 11 of Title 11 of the U.S. Bankruptcy Code.

Under Chapter 11, certain claims in existence prior to the Debtor's filing of the petition for relief under the U.S. Bankruptcy Code are stayed while the Debtor continues business operations as a Debtor-in-Possession.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On March 1, 2009, Mr. Gregory Liptak resigned as a director of the Company.

Director Appointment

On April 1, 2009, Mr. William Stevenson was appointed to the Board of Directors of the Company.

Mr. Stevenson, age 72, was a former A&R executive of Motown Records and served as a creative executive to such singers as Diana Ross and the Supremes, Smokey Robinson and Stevie Wonder working under Motown founder Berry Gordy, Jr. Mr. Stevenson has worked for Stevenson International Entertainment Group, a private company, for seven years. Mr. Stevenson, over the last five years, has been involved with the Motown 45 special on ABC, a partnership on a musical project with General Mills, a motion picture deal with Wide Awake entertainment, and numerous plays and books.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                        NexHorizon Communications, Inc.


                                        By:  /s/ Calvin D. Smiley, Sr.
                                             ---------------------------
                                             Calvin D. Smiley, Sr., President


                                        Date: March 18, 2009